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                                                                    EXHIBIT 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statements of Inktomi Corporation on Form S-8 (File Numbers 333-66217, 333-71037, 333-80195, 333-89581, and 333-91939) of our report dated October 21, 1999, on our audits of the consolidated financial statements of Inktomi Corporation and its subsidiaries as of September 30, 1999 and 1998 and the years then ended, which report is included in this Annual Report on Form 10-K.






/s/ PRICEWATERHOUSECOOPERS LLP
    San Jose, California
    December 28, 1999